                                                                   EXHIBIT 10.22





                       PREFERRED STOCK PURCHASE AGREEMENT


                                  by and among


                              CISCO SYSTEMS, INC.,


                                    KPMG LLP


                                       and


                              KPMG CONSULTING, INC.


                         Dated as of September 15, 2000

                                TABLE OF CONTENTS

                                                                                                                Page

ARTICLE I  PURCHASE AND SALE......................................................................................1

         1.1  Purchase and Sale...................................................................................1
         1.2  The Closing.........................................................................................1
         1.3  Deliveries..........................................................................................1

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF KPMG................................................................2

         2.1  Organization........................................................................................2
         2.2  Authorization, Validity and Enforceability..........................................................2
         2.3  No Conflicts........................................................................................2
         2.4  Consents and Approvals..............................................................................3

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF the company........................................................3

         3.1  Organization........................................................................................3
         3.2  Authorization, Validity and Enforceability..........................................................3
         3.3  No Conflicts........................................................................................3
         3.4  Consents and Approvals..............................................................................4

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR........................................................4

         4.1  Organization of the Investor........................................................................4
         4.2  Authorization, Validity and Enforceability..........................................................4
         4.3  No Conflicts........................................................................................5
         4.4  Consents and Approvals..............................................................................5
         4.5  Ownership...........................................................................................5

ARTICLE V  COVENANTS..............................................................................................5

         5.1  Agreement To Convert................................................................................5
         5.2  Obligation to Repurchase............................................................................6
         5.3  Public Announcements................................................................................6

ARTICLE VI  DEFINITIONS...........................................................................................6

         6.1  Definitions.........................................................................................6

ARTICLE VII  MISCELLANEOUS........................................................................................8

         7.1  Notices.............................................................................................8
         7.2  Fees and Expenses..................................................................................10
         7.3  Specific Performance...............................................................................10

                                TABLE OF CONTENTS

                                                                                                                Page

         7.4  Entire Agreement; Waivers and Amendments...........................................................10
         7.5  Assignment; Binding Effect.........................................................................10
         7.6  Severability.......................................................................................10
         7.7  No Third Party Beneficiaries.......................................................................10
         7.8  Governing Law......................................................................................11
         7.9  Interpretation.....................................................................................11
         7.10  Termination.......................................................................................11
         7.11  Captions..........................................................................................11
         7.12  Counterparts......................................................................................11

                                    EXHIBITS

Exhibit A         Hypothetical Illustration

                       PREFERRED STOCK PURCHASE AGREEMENT


                  THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 15, 2000, by and among CISCO SYSTEMS, INC., a California corporation (the "Investor"), KPMG LLP, a registered Delaware limited liability partnership ("KPMG"), and KPMG CONSULTING, INC., a Delaware corporation (the "Company"). Certain capitalized terms used herein shall have the meanings set forth in Article VI.

                                 R E C I T A L S

                  WHEREAS, the Investor purchased from the Company, and the Company sold to the Investor, 5,000,000 shares of Series A Mandatorily Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock"), having an aggregate liquidation preference of $1,050,000,000 and the other rights, preferences and terms set forth in the Certificate of Designation of Series A Mandatorily Redeemable Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Delaware (the "Certificate of Designation"), all upon the terms and subject to the conditions set forth in that certain Stock Purchase Agreement, dated as of December 29, 1999 by and among the Investor, KPMG and the Company (the "Stock Purchase Agreement"); and

                  WHEREAS, the Investor now desires to sell 2,500,000 of its shares of Series A Preferred Stock to KPMG for $525,000,000.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

                  1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Investor hereby agrees to sell, and KPMG hereby agrees to purchase, 2,500,000 shares of Series A Preferred Stock held by the Investor (the "Transferred Shares") for a purchase price of $525,000,000 in cash (the "Purchase Price").

                  1.2 The Closing. The closing (the "Closing") of the sale of the Transferred Shares hereunder shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York. The Closing shall occur concurrently with, or immediately prior to, the closing of the IPO. The date on which the Closing occurs is referred to herein as the "Closing Date."

                  1.3 Deliveries. (a) At the Closing, the Investor shall deliver to KPMG (i) a certificate representing 2,500,000 shares of the Series A Preferred Stock; (ii) duly executed stock powers in favor of KPMG in respect of such certificate; and (iii) all other documents required hereunder to be delivered by the Investor to KPMG at the Closing.

                  (b) Within five Business Days after the Closing, KPMG shall pay to Investor the Purchase Price by wire transfer of immediately available funds to an account designated by the Investor in a written notice delivered to KPMG at the Closing.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF KPMG

                  KPMG hereby represents and warrants to the Investor, as of the date of this Agreement, as follows:

                  2.1 Organization. KPMG is a limited liability partnership, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  2.2 Authorization, Validity and Enforceability. The execution and delivery and performance by KPMG of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action on the part of KPMG and no other partnership proceeding on the part of KPMG is necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by KPMG and (assuming the due authorization, execution and delivery by the Investor) constitutes the legal, valid and binding obligation of KPMG, enforceable against KPMG in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2.3 No Conflicts. Assuming all Consents described Section 2.4 are obtained, made or given (as the case may be), the execution and delivery by KPMG of this Agreement does not, and the performance by KPMG of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in any breach or violation of, constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), (a) the partnership agreement of KPMG or organizational documents of any of its Subsidiaries, (b) any Contract to which KPMG or any of its Subsidiaries is a party or by or to which any of its assets or Properties may be bound or subject, or (c) any applicable order, writ, judgment, injunction, award, decree, Permit, law, statute, ordinance, rule or regulation, other than any such conflict, breach, violation, default, termination, acceleration, Lien or Encumbrance or consequence which in the case of clauses (b) and (c) only, would not, individually or in the aggregate together with all such other conflicts, breaches, violations, defaults, terminations, accelerations, Liens or Encumbrances or consequences have a material adverse effect on the ability of KPMG to execute and deliver this Agreement, perform its obligations hereunder or consummate the transactions contemplated hereby.

                  2.4 Consents and Approvals. Except in connection with the IPO and except where the failure to obtain, make or give such Consent would not, individually or in the aggregate, have a material adverse effect on, or a material adverse change in, the ability of KPMG to execute and deliver this Agreement, perform its obligations hereunder or consummate the transactions contemplated hereby, no consent, approval, authorization, license or order of, registration or filing with, or notice to, any federal, state, local, foreign or other Governmental Entity or any other Person (collectively, "Consents") is necessary to be obtained, made or given by KPMG or any of its Subsidiaries in connection with the execution and delivery by KPMG of this Agreement, the performance by KPMG of its obligations hereunder, and the consummation of the transactions contemplated hereby.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Investor, as of the date of this Agreement, as follows:

                  3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  3.2 Authorization, Validity and Enforceability. The execution and delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Investor) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.3 No Conflicts. Assuming all Consents described Section 3.4 are obtained, made or given (as the case may be), the execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in any breach or violation of, constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), (a) the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (b) any Contract to which the Company or any of its Subsidiaries is a party or by or to which any of its assets or Properties may be bound or subject, or (c) any applicable order, writ, judgment, injunction, award, decree, Permit, law, statute, ordinance, rule or regulation, other than any such conflict, breach, violation, default, termination, acceleration, Lien or Encumbrance or consequence which in the case of clauses
(b) and (c) only, would not, individually or in the aggregate together with all such other conflicts, breaches, violations, defaults, terminations, accelerations, Liens or Encumbrances or consequences have a material adverse effect on the ability of the Company to execute and deliver this Agreement, perform its obligations hereunder or consummate the transactions contemplated hereby.

                  3.4 Consents and Approvals. Except in connection with the IPO and except where the failure to obtain, make or give such Consent would not, individually or in the aggregate, have a material adverse effect on, or a material adverse change in, the ability of the Company to execute and deliver this Agreement, perform its obligations hereunder or consummate the transactions contemplated hereby, no Consent of any Governmental Entity or other Person is necessary to be obtained, made or given by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE INVESTOR

                  The Investor hereby represents and warrants to KPMG and the Company, as of the date of this Agreement, as follows:

                  4.1 Organization of the Investor. The Investor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  4.2 Authorization, Validity and Enforceability. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby by the Investor have been duly and validly authorized by all necessary corporate action on the part of the Investor and no other corporate proceeding on the part of the Investor is necessary to authorize the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor and (assuming the due authorization, execution and delivery by KPMG and the Company) constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.3 No Conflicts. Assuming all Consents described in Section
4.4 are obtained, made or given (as the case may be), the execution and delivery by the Investor of this Agreement do not, and the performance by the Investor of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in any breach or violation of, constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), (a) the certificate of incorporation, by-laws or other charter or organizational documents of the Investor, (b) any Contract to which the Investor is a party or by or to which it or its assets or Properties may be bound or subject, or (c) any applicable order, writ, judgment, injunction, award, decree, Permit, law, statute, ordinance, rule or regulation, other than any conflict, breach, violation or default which in the case of clauses (b) and (c) only, would not, individually or in the aggregate together with all such other conflicts, breaches, violations or defaults, have a material adverse effect on the ability of the Investor to execute and deliver this Agreement, perform its obligations hereunder or consummate the transactions contemplated hereby.

                  4.4 Consents and Approvals. Except where the failure to obtain, make or give such Consent would not, individually or in the aggregate, have a material adverse effect on, or a material adverse change in, the ability of the Investor to execute and deliver this Agreement, perform its obligations hereunder, or consummate the transactions contemplated hereby, no Consent of any Governmental Entity or other Person is necessary to be obtained, made or given by the Investor in connection with the execution and delivery by the Investor of this Agreement, the performance by the Investor of its obligations hereunder, and the consummation of the transactions contemplated hereby.

                  4.5 Ownership. The shares of Series A Preferred Stock are owned by the Investor, free and clear of any Liens or Encumbrances (except for those expressly set forth in this Agreement, the Certificate of Designation, the Investor Rights Agreement and applicable federal and state securities laws and regulations). Except as may be provided in the Transaction Documents (as defined in the Stock Purchase Agreement), the sale of the Transferred Shares to KPMG as contemplated by this Agreement is not subject to any preemptive right or right of first refusal. Upon the consummation of the sale of the Transferred Shares to KPMG, KPMG will acquire good and marketable title to each of the Transferred Shares, free and clear of any Lien or Encumbrance, and will be entitled to all the rights and benefits of a holder of such securities.

                                   ARTICLE V

                                   COVENANTS

                  5.1 Agreement To Convert. Immediately following the Closing, each of the Investor and KPMG hereby irrevocably agrees to convert all of the shares of Series A Preferred Stock held by it after any repurchase pursuant to
Section 5.2 into shares of Common Stock in accordance with the Certificate of Designation. The conversion of all of the outstanding shares of Series A Preferred Stock not repurchased pursuant to Section 5.2 into Common Stock shall occur immediately prior to the closing of the IPO.

                  5.2 Obligation to Repurchase. (a) The Investor and the Company agree that, to the extent that the conversion by the Investor of its remaining 2,500,000 shares of Series A Preferred Stock at the time of the IPO would result in the Investor holding more than 9.9% of the outstanding shares of Common Stock on such date (assuming the conversion of all outstanding shares of Series A Preferred Stock), then the Company will, immediately prior to the conversion of Series A Preferred Stock by the Investor, repurchase enough shares of Series A Preferred Stock from the Investor so that the Investor would hold no more than 9.9% of the outstanding shares of Common Stock immediately following the closing of the IPO. The repurchase price shall be calculated in the same manner as set forth in Section 4.a of the Certificate of Designation. The Investor agrees not to exercise any rights set forth in Section 4.a of the Certificate of Designation. The Company shall pay the repurchase price to the Investor within five (5) Business Days after the Closing, by wire transfer of immediately available funds to an account designated by the Investor in a written notice delivered to the Company at the Closing.

                  (b) Exhibit A hereto contains a hypothetical illustration of the conversion and the repurchase described in this Section 5.2. It is understood and agreed among the parties that the example contained in Exhibit A is solely for the purpose of illustrating and agreeing to the mathematical calculation of the conversion of the Series A Preferred Stock held by the Investor and the repurchase contemplated by this Section 5.2, and that the numbers are not representations of actual prices that would be achieved in the IPO.

                  5.3 Public Announcements. Each party hereto shall notify the other parties prior to issuing any press release or making any public statement pertaining to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without obtaining the reasonable approval of the other parties prior thereto, except that the Company shall be permitted to disclose the existence and content of this Agreement and the transactions contemplated herein in its Registration Statement and Prospectus and in connection with the IPO and each party will in any event have the right to issue any such press release or statement upon advice of its counsel that such issuance is required in order to comply with any applicable law or any listing agreement with, or rules of, a national securities exchange to which such party is a party or subject.

                                   ARTICLE VI

                                   DEFINITIONS

                  6.1 Definitions. The following terms when used in this Agreement shall have the following respective meanings:

                  "Agreement" has the meaning set forth in the first paragraph of this Agreement.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in California or New York are required or authorized by law to be closed.

                  "Certificate of Designation" has the meaning set forth in the recitals of this Agreement.

                  "Closing" has the meaning set forth in Section 1.2.

                  "Closing Date" has the meaning set forth in Section 1.2.

                  "Common Stock" means the Company's common stock, par value $.01 per share.

                  "Company" has the meaning set forth in the first paragraph of this Agreement.

                  "Consents" has the meaning set forth in Section 2.4.

                  "Contracts" means all written or binding oral contracts, agreements, undertakings, indentures, notes, debentures, bonds, loans, instruments, leases, mortgages, franchise, license, commitments or other binding arrangements.

                  "Governmental Entity" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental or regulatory authority, body or instrumentality, including any industry or other non-governmental self-regulatory organizations.

                  "Investor" has the meaning set forth in the first paragraph of this Agreement.

                  "Investor Rights Agreement" means the Investor Rights Agreement dated as of January 31, 2000 by and among the Investor, KPMG and the Company.

                  "IPO" means the proposed initial public offering of Common Stock by the Company.

                  "KPMG" has the meaning set forth in the first paragraph of this Agreement.

                  "Lien or Encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, servitude, transfer limit, restriction, title defect or other encumbrance.

                  "Permits" means all licenses, certificates of authority, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings under any federal, state, local or foreign laws or with any Governmental Entities.

                  "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity or other entity or organization.

                  "Property" means any real, personal or mixed property, whether tangible or intangible.

                  "Prospectus" means the form of prospectus included in the Registration Statement, as the same may be amended or supplemented from time to time.

                  "Registration Statement" means the registration statement on Form S-1 of the Company filed under the Securities Act in connection with its proposed IPO, as the same may be amended from time to time.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Series A Preferred Stock" has the meaning set forth in the recitals of this Agreement.

                  "Stock Purchase Agreement" has the meaning set forth in the recitals of this Agreement.

                  "Subsidiary" means, with respect to any Person, any entity controlled by such Person.

                                  ARTICLE VII

                                 MISCELLANEOUS

                  7.1 Notices. Any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand (against written receipt) or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one of the other means specified in this Section 7.1 as promptly as practicable thereafter). Notices are to be addressed as follows:

                   If to KPMG to:

                           KPMG LLP
                           345 Park Avenue
                           New York, New York 10154
                           Attention: Chairman
                           Telecopy No.: (212) 758-9819

                           With a copy to:

                           KPMG LLP
                           280 Park Avenue
                           New York, New York 10017
                           Attention: Claudia L. Taft, Esq.
                           Telecopy No.: (212) 909-5485

                           and

                           Sidley & Austin
                           Bank One Plaza
                           10 South Dearborn Street
                           Chicago, Illinois 60603
                           Attention: Paul L. Choi, Esq.
                           Telecopy No.: (312) 853-7036

                   If to the Company to:

                           KPMG Consulting, Inc.
                           1676 International Drive
                           McLean, Virginia 22102
                           Attention: David W. Black, Esq.
                           Telecopy No.: (703) 747-3847


                           with a copy to:

                           Sidley & Austin
                           Bank One Plaza
                           10 South Dearborn Street
                           Chicago, Illinois 60603
                           Attention:  Paul L. Choi, Esq.
                           Telecopy No.: (312) 853-7036

                   If to the Investor to:

                           Cisco Systems, Inc.
                           170 West Tasman Drive
                           San Jose, California 95134
                           Attention:  Larry Carter
                           Telecopy No.: (408) 526-4545

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, California 94303
                           Attention: Curtis L. Mo, Esq.
                           Telecopy No.: (650) 496-2885

or to such other respective addresses as any of the parties hereto shall designate to the others by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

                  7.2 Fees and Expenses. Each of the parties hereto shall pay its own respective fees and expenses (including, without limitation, the fees and disbursements of any attorneys, accountants, investment bankers, consultants or other Representatives) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

                  7.3 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach or default by the other parties under this Agreement, the non-defaulting parties hereto would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that in such case (i) each defaulting party hereto will waive, in any action, suit or proceeding for specific performance or other relief referred to in this paragraph, the defense of adequacy of money damages or a remedy at law, and (ii) the other non-defaulting parties shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity or otherwise, to compel specific performance of this Agreement or to obtain a temporary restraining order, preliminary and permanent injunction or other equitable relief or remedy, in any action, suit or proceeding instituted in any state or federal court.

                  7.4 Entire Agreement; Waivers and Amendments. This Agreement (including the Exhibit hereto and the Transaction Documents as defined in the Stock Purchase Agreement) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, representations and understandings with respect thereto. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by all parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

                  7.5 Assignment; Binding Effect. This Agreement may not be assigned or delegated, in whole or in part, by any party hereto without the prior written consent of the other parties hereto.

                  7.6 Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party). Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  7.7 No Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other Person any rights or remedies hereunder. Notwithstanding anything herein to the contrary, the only Persons entitled to assert any rights or claims hereunder are KPMG, the Company, and the Investor.

                  7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of law thereof.

                  7.9 Interpretation. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

                  7.10 Termination. This Agreement shall terminate upon the earliest to occur of (i) the failure to close a Qualified IPO (as defined in the Certificate of Designation) by March 15, 2001, (ii) the formal withdrawal by the Company of its Registration Statement from the Securities and Exchange Commission, (iii) the public announcement by the Company that it intends to make such formal withdrawal or to terminate or abandon the IPO by March 15, 2001 or
(iv) the public announcement by the Company that it intends to delay the IPO beyond March 15, 2001 or a public announcement by the Company that it will not proceed with the IPO until after March 15, 2001.

                  7.11 Captions. The Article and Section Headings in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

                  7.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

                             CISCO SYSTEMS, INC.



                             By:        /s/ David A. Rogan
                                 -----------------------------------------------
                             Name:      David A. Rogan
                             Title:     Vice President, Treasurer


                             KPMG LLP


                             By:        /s/ Robert W. Alspaugh
                                 -----------------------------------------------
                             Name:      Robert W. Alspaugh
                             Title:     Deputy Chairman


                             KPMG CONSULTING, INC.



                             By:        /s/ Randolph C. Blazer
                                 -----------------------------------------------
                             Name:      Randolph C. Blazer
                             Title:     Chief Executive Officer





















             [SIGNATURE PAGES TO PREFERRED STOCK PURCHASE AGREEMENT]

                                                                       EXHIBIT A

                            Hypothetical Illustration

Assumptions

     1. Initial public offering price in the IPO of $7.75 per share of Common Stock

     2.   591.5 million shares of Common Stock outstanding after the IPO.

     3. Investor owns 2.5 million shares of Series A Preferred Stock immediately prior to the IPO.



Calculations

     1. If converted on the date of the closing of the IPO, the 2.5 million shares of Series A Preferred Stock held by the Investor would convert into 84.7 million shares of Common Stock.

     2. Since 9.9% of the outstanding shares of Common Stock equals 58.6 million shares of Common Stock, the Company would need to repurchase the equivalent of 26.1 million shares of Common Stock from the Investor.

     3. Therefore, immediately prior to the conversion, the Company would repurchase from the Investor such number of shares of Series A Preferred Stock that would convert into 26.1 million shares of Common Stock. The repurchase price would equal 26.1 million shares x $7.75, or approximately $202.0 million.

     4. The remaining shares of Series A Preferred Stock held by the Investor would convert into 58.6 million shares of Common Stock.